Exhibit 99.1

FOR MORE INFORMATION, CONTACT: Dan Swenson Senior Director, Investor Relations & Corporate Communications 847/405-2515 dswenson@cfindustries.com

Terra Nitrogen Company, L.P. Reports First Quarter 2013 Results and Announces Cash Distribution

DEERFIELD, IL (May 8, 2013)—Terra Nitrogen Company, L.P. (TNCLP) (NYSE: TNH) today reported net earnings of $166.8 million on sales of $224.1 million for the first quarter ended March 31, 2013.  This compares to net earnings of $124.2 million on sales of $196.9 million for the 2012 first quarter.  Net income allocable to Common Units was $92.2 million ($4.98 per Common Unit) and $69.9 million ($3.78 per Common Unit) for the 2013 and 2012 first quarters, respectively.

Results for the first quarter of 2013 included an unrealized mark-to-market gain on natural gas derivatives of $3.7 million compared to a loss of $11.3 million in the first quarter of 2012.

Analysis of Results
Net sales for the 2013 first quarter totaled $224.1 million, compared to sales of $196.9 million for the 2012 first quarter.  This increase was due to higher ammonia and UAN average selling prices and higher UAN sales volume, which were offset partially by lower ammonia sales volume.  The increase in ammonia and UAN prices was due to tight industry-wide inventories and strong demand in anticipation of a large number of acres of corn to be planted in 2013.  UAN sales volume increased due to higher customer demand for application to wheat growing regions.  Ammonia sales volume declined due to a later start to ammonia application compared to the unusually early start in the first quarter of 2012.

Comparing the 2013 to the 2012 first quarter, TNCLP’s:

•                  Ammonia and UAN average selling prices increased by 27 and 7 percent, respectively;

•                  Ammonia sales volume decreased by 9 percent and UAN sales volumes increased by 7 percent; and

•                  Realized natural gas costs per MMBtu increased by 2 percent.

Cash Distribution

TNCLP reported today the declaration of a cash distribution for the quarter ended March 31, 2013, of $4.68 per common limited partnership unit payable May 30, 2013, to holders of record as of May 20, 2013.

Cash distributions depend on TNCLP’s earnings, which can be affected by nitrogen fertilizer selling prices, natural gas costs, seasonal demand factors, production levels and weather, as well as cash requirements for working capital needs and capital expenditures. For all of 2012, capital expenditures were $46.7 million. In 2013, TNCLP is expected to have capital expenditures in the range of $75 million to $100 million.  The capital program includes a rail yard expansion, new ammonia and UAN storage tanks, and control and electrical system upgrades.  Some of these projects may extend beyond 2013.  In addition to these projects, the

NEWS FROM TERRA NITROGEN COMPANY, L.P.	MAY 8, 2013

company will be undertaking a major turnaround in the second quarter of 2013, which will result in lower production and sales volume during that period.  Cash distributions per limited partnership unit also vary based on increasing amounts allocable to the General Partner when cumulative distributions exceed targeted levels. With this distribution, TNCLP cumulative distributions continue to exceed targeted levels.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

About TNCLP
Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

TNCLP is the sole limited partner of Terra Nitrogen, Limited Partnership (TNLP), owner of the Verdigris, Oklahoma, manufacturing facility and related assets.  Terra Nitrogen GP Inc., an indirect, wholly-owned subsidiary of CF Industries Holdings, Inc., is the General Partner of TNCLP and exercises full control over all of TNCLP’s business affairs.

Forward-Looking Statements
All statements in this communication, other than those relating to historical facts, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond TNCLP’s control, which could cause actual results to differ materially from such statements. Important factors that could cause actual results to differ materially from expectations include, among others:

•                  risks related to TNCLP’s reliance on one production facility;

•                  the cyclical nature of TNCLP’s business;

•                  the global commodity nature of TNCLP’s fertilizer products, the impact of global supply and demand on TNCLP’s selling prices, and the intense global competition from other fertilizer producers;

•                  conditions in the U.S. agricultural industry;

•                  the volatility of natural gas prices in North America;

•                  reliance on third party transportation providers;

•                  weather conditions;

•                  potential liabilities and expenditures related to environmental and health and safety laws and regulations;

•                  future regulatory restrictions and requirements related to greenhouse gas emissions, climate change or other environmental requirements;

•                  CF Industries’ ability to complete the implementation of a new enterprise resource planning system and the risks associated with cyber security;

•                  TNCLP’s inability to predict seasonal demand for its products accurately;

•                  risks involving derivatives and the effectiveness of TNCLP’s risk measurement and hedging activities;

NEWS FROM TERRA NITROGEN COMPANY, L.P.	MAY 8, 2013

•                  limited access to capital;

•                  acts of terrorism and regulations to combat terrorism;

•                  risks related to TNCLP’s dependence on and relationships with CF Industries;

•                  deterioration of global market and economic conditions;

•                  control of TNCLP’s General Partner by CF Industries;

•                  the conflicts of interest that may be faced by the executive officers of TNCLP’s General Partner, who operate both TNCLP and CF Industries; and

•                  changes in TNCLP’s treatment as a partnership for U.S. or state income tax purposes.

More detailed information about factors that may affect TNCLP’s performance may be found in its filings with the Securities and Exchange Commission, including its most recent periodic reports filed on Form 10-K and Form 10-Q, which are available through CF Industries’ website. Forward-looking statements are given only as of the date of this release and TNCLP disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Terra Nitrogen Company, L.P. news announcements are also available on CF Industries’ website, www.cfindustries.com.

NEWS FROM TERRA NITROGEN COMPANY, L.P.	MAY 8, 2013

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED BALANCE SHEETS

	(unaudited)
	March 31,	December 31,
	2013	2012
	(in millions, except for units)
ASSETS
Current assets:
Cash and cash equivalents	$290.6	$149.4
Demand deposits with General Partner Affiliates	—	5.4
Due from affiliates of the General Partner	5.1	—
Accounts receivable	0.7	0.6
Inventories, net	5.1	5.8
Prepaid expenses and other current assets	3.3	1.6
Total current assets	304.8	162.8

Property, plant and equipment, net	141.3	128.1
Other assets	8.0	7.7
Total assets	$454.1	$298.6

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$21.8	$24.3
Due to affiliates of the General Partner	110.1	—
Other current liabilities	—	1.0
Total current liabilities	131.9	25.3

Noncurrent liabilities	1.6	1.5

Partners’ capital:
Limited partners’ interests, 18,501,576 Common Units authorized, issued and outstanding	263.2	238.3
Limited partners’ interests, 184,072 Class B Common Units authorized, issued and outstanding	1.6	1.2
General partner’s interest	55.8	32.3
Total partners’ capital	320.6	271.8
Total liabilities and partners’ capital	$454.1	$298.6

NEWS FROM TERRA NITROGEN COMPANY, L.P.	MAY 8, 2013

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended March 31,
	2013	2012
	(in millions, except per unit amounts)
Net sales:
Product sales to an Affiliate of the General Partner	$223.7	$196.5
Other income from an Affiliate of the General Partner	0.1	0.1
Other income	0.3	0.3
Total	224.1	196.9

Cost of goods sold:
Materials, supplies and services	46.6	62.8
Services provided by the General Partner and Affiliates	5.6	4.9
Gross margin	171.9	129.2
Selling, general and administrative services provided by the General Partner and Affiliates	3.8	3.7
Other general and administrative expenses	1.3	1.3

Earnings from operations	166.8	124.2

Net earnings	$166.8	$124.2

Allocation of net earnings:
General Partner	$73.0	$53.1
Class B Common Units	1.6	1.2
Common Units	92.2	69.9
Net earnings	$166.8	$124.2

Net earnings per common unit	$4.98	$3.78

NEWS FROM TERRA NITROGEN COMPANY, L.P.	MAY 8, 2013

TERRA NITROGEN COMPANY, L.P.

SUMMARIZED OPERATING INFORMATION

(unaudited)

	Three months ended
	March 31,
	2013	2012
Sales volumes by product (tons in thousands)
Ammonia	86	95
UAN (1)	540	506

Average selling prices (dollars per ton)
Ammonia	$657	$517
UAN	310	291

Natural gas costs/MMBtu (2)	$3.43	$3.37

1    The nitrogen content of UAN is 32% by weight.

2    Includes the cost of natural gas purchases and realized gains and losses on natural gas derivatives.